                                                                  EXHIBIT (h)(8)


April 1, 2005



Atlas Advisers, Inc.
794 Davis Street
San Leandro, CA  94577

Re:  Expense Limitation Agreement



This will confirm our agreement with respect to the reduction by you in the operating expenses for the various series (each a "Fund") of Atlas Funds (the "Company").

You have agreed that, during the period April 30, 2005 to April 29, 2006, you will waive investment management fees and reimburse other operating expenses of certain Funds to the extent necessary to ensure that the total operating expenses of each Fund do not exceed the percentage set forth in Exhibit A of the average daily net assets of the Fund (the "Expense Cap").

This letter supersedes all prior agreements between us with respect to such Expense Caps.

Please sign this letter below to confirm our agreement regarding this matter.



ATLAS FUNDS                                ATLAS INSURANCE TRUST
                                           With Reference to Atlas Balanced
                                             Growth Portfolio


By:  /s/ Larry Key                         By:  /s/ Larry Key
   ---------------------------                ---------------------------
     Larry Key                                  Larry Key
     President and                              President and
     Chief Operating Officer                    Chief Operating Officer


Agreed to this 1st day of April 2005:

ATLAS ADVISERS, INC.


By:  /s/ Lezlie Iannone
   ---------------------------
     Lezlie Iannone
     Senior Vice President

                                  APRIL 1, 2005

                                  EXHIBIT A TO
                          EXPENSE LIMITATION AGREEMENT


                                                                  EXPENSE
                        FUND                                   CAP SCHEDULE
      ----------------------------------------------           ------------
      Atlas U.S. Treasury Money Fund                               0.71%

      Atlas California Municipal Money Fund                        0.58%

      Atlas Money Market Fund                                      0.80%

      Atlas Value Fund                                             1.41%

      Atlas Balanced Fund                                          1.27%

      Atlas S&P 500 Index Fund                                     0.61%

      Atlas American Enterprise Bond Fund                          1.01%

      Atlas Balanced Growth Portfolio                              0.50%


ATLAS FUNDS                                ATLAS INSURANCE TRUST
                                           With Reference to Atlas Balanced
                                             Growth Portfolio


By:  /s/ Larry Key                         By:  /s/ Larry Key
   ---------------------------                ---------------------------
     Larry Key                                  Larry Key
     President and                              President and
     Chief Operating Officer                    Chief Operating Officer


Agreed to this 1st day of April 2005:

ATLAS ADVISERS, INC.


By:  /s/ Lezlie Iannone
   ---------------------------
     Lezlie Iannone
     Senior Vice President